Exhibit 99.1
                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         This SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is effective as of January 1, 2004, and entered into as of May 4, 2004 by and between KENNETH F. BERNSTEIN, an individual residing in the State of New York ("Executive"), and ACADIA REALTY TRUST, a Maryland real estate investment trust with offices at 1311 Mamaroneck Avenue, Suite 260, White Plains, New York 10605 (the "Trust").

         WHEREAS, Executive is presently employed by the Company pursuant to an Employment Agreement between the Trust and Executive dated as of October 23, 1998 (the "Agreement"); and

         WHEREAS, the Agreement was amended by the First Amendment to Employment Agreement dated as of January 1, 2001; and

         WHEREAS, Executive and the Trust desire to amend the Employment Agreement as hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Executive and the Trust agree as follows:

          1. SUB-PARAGRAPH 2(A). The second sentence of sub-paragraph 2(a) is hereby deleted and the following substituted therefor:

         "The Employment Period shall be for a minimum term of three (3) years commencing on the date of this Agreement and ending on the third anniversary thereof (the "Employment Term")."

          2. NEW SUB-PARAGRAPH 3(B). The following shall be substituted in its entirety for sub-paragraph 3(b) of the Employment Agreement:

                  "(b) Place of Employment. The principal place of employment of Executive shall be the Trust's executive offices in White Plains, New York."

          3. NEW SUB-PARAGRAPH 4(A). The following shall be substituted for the first sentence of sub-paragraph 4(a) of the Employment Agreement:

                  "(a) Salary. From January 1, 2004 and thereafter during the Employment Period, the Trust shall pay the Executive a minimum annual base salary in the amount of $312,000 (the "Annual Base Salary"), payable in accordance with the Trust's regular payroll practices."

          4. SUB-PARAGRAPH 4(B). The following shall be substituted in its entirety for sub-paragraph 4(b) of the Employment Agreement:

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                  "(b) Incentive Compensation Bonuses. Following the end of each calendar year during the Employment Period, commencing with the calendar year ending December 31, 2004 (each such calendar year being referred to herein as an "Incentive Bonus Period") Executive shall be considered for an incentive bonus (the "Incentive Bonus") based upon Executive's performance and the financial and operating results of the Trust for such Incentive Bonus Period, which bonus shall be payable in such amount and at such time as the Compensation Committee shall
         determine,   it  being  understood,   however,  that  the  Compensation
         Committee shall be guided by some of the following factors:

         o  achieving stated goals of the Trust;
         o  total return to shareholders;
         o  achieving FFO goals;
         o  other similar measurements of the Executive's performance.

                  The Incentive Bonus will include both cash, restricted shares and options to purchase Common Shares as the Compensation Committee shall approve, in its sole discretion. Any such options shall be issued at the then fair market value of the Common Shares and on such other terms as the Compensation Committee shall determine."

          5. SUBPARAGRAPH 5(A)(IV). The names "New York, New York" and "Port Washington, New York" shall be deleted and "White Plains, New York" shall be substituted therefor.

          6. NEW SUB-PARAGRAPH 7(II). The following shall be substituted in its entirety for sub-paragraph 7(ii) of the Employment Agreement:

                  "(ii) an amount computed at an annualized rate equal to the Executive's Annual Base Salary at the rate then in effect pro-rated for the period commencing on the day following the date of termination and ending three years from the date of termination (the "Severance Salary"); plus"

          7. NEW SUB-PARAGRAPH 7(IV). The following shall be substituted in its entirety for sub-paragraph 7(iv) of the Employment Agreement:

                  "(iv) a further amount computed at an annualized rate equal to the average of the total cash value of the bonuses (whether awarded as Cash Incentive Bonuses or in restricted stock, the value of the latter to be calculated as of the date of the award) awarded to the Executive for each of the last two (2) calendar years immediately preceding the year in which the Executive's employment is terminated, pro-rated for the period commencing on the day following the date of termination and ending three years from the date of termination ("Severance Bonus"); plus"

          8. AFFIRMATION. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

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          9. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and both of which taken together shall constitute one and the same agreement.

          10. CHOICE OF LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereunder.

          11. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior agreement and undertakings, both written and oral, between the parties with respect to the subject matter hereof.

                           [SIGNATURE PAGE TO FOLLOW]

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         IN WITNESS WHEREOF the  undersigned  have executed this Amendment as of the date first above written.

                                            ACADIA REALTY TRUST



                                            By:
                                                ---------------------------
                                                     Robert Masters
                                                  Senior Vice President



                                            -------------------------------
                                            Kenneth F. Bernstein